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                                  BY-LAW NO. 1

                         A by-law relating generally to
                         the transaction of the business
                                 and affairs of


     BE IT ENACTED as by-law of DIVERSIFIED MINES LIMITED (hereinafter referred to as the "Corporation") as follows:

                                   HEAD OFFICE

     1. The head office of the Corporation shall be at such location within the municipality or geographic township designated as such by the articles of incorporation or by special by-law as the directors may from time to time determine.

                            MEETINGS OF SHAREHOLDERS

     2. ANNUAL MEETING - The annual meeting of the shareholders shall be held at such place within Ontario, at such time and on such day in each year as the board, or the president, or a vice-president who is a director may from time to time determine, for the purpose of hearing and receiving the reports and statements required by THE BUSINESS CORPORATIONS ACT to be read at and laid before the Corporation at an annual meeting, electing directors, appointing the auditor and fixing or authorizing the board to fix his remuneration and for the transaction of such other business as may properly be brought before the meeting. At such meeting, any shareholder shall have an opportunity to raise any matter relevant to the affairs and business of the Corporation.

     3. GENERAL MEETING - The directors may at any time call a general meeting of the shareholders for the transaction of any business, the general nature of which is specified in the notice calling the meeting. The phrase "general meeting of the shareholders" wherever it occurs in this by-law shall include a meeting of any class or classes of shareholders, as well as a general meeting of shareholders, and the phrase "meeting of shareholders" wherever it occurs in this by-law shall mean and include an annual meeting of shareholders and a general meeting of shareholders.

     4. NOTICES - No public notice or advertisement of any meeting of shareholders shall be required, but notice of the time and place of each such meeting shall be given not less than *21 days and not more than 50 days before the day on which the meeting is to be held to the auditor of the Corporation and to each person who appears on the records of the Corporation as a shareholder entitled to notice of meetings. Notice of a general meeting of shareholders shall state the general nature of the business which is to be transacted at it. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present in person or represented by proxy or those not so present or represented have waived notice and if the auditor is present or has waived such notice.

                    * minimum notice in case of
                    Corporations offering shares to
                    the public, 21 days; for other
                    corporations, 10 days.


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     5.   PERSONS ENTITLED TO BE PRESENT - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of The BUSINESS CORPORATIONS ACT or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

     6. QUORUM - 2 persons present in person and each entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

     7. RIGHT TO VOTE - The holder of each common share and, unless the articles condition, restrict, limit or prohibit the right to vote, the holder of each special share who, on the record date for voting, appears on the records of the Corporation as a shareholder is entitled to one vote for each share held by him at all meetings of the shareholders of the Corporation, or such greater number of votes for each share respecting such matters as the articles provide.

     8. PERSONAL REPRESENTATIVE - Where a person holds shares as a personal representative, that person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

     9. MORTGAGEE, ETC. - Where a person mortgages or hypothecates his shares, that person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the articles, such holder or his proxy is the person entitled to vote in respect of the shares.

     10. JOINT SHAREHOLDERS - Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such share or shares, but, if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

     11. PROXIES - Every shareholder, including a corporate shareholder, entitled to vote at meetings of shareholders may by means of a proxy appoint a person who need not be a shareholder, as his nominee, to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy. A proxy shall be in writing, shall be executed by the shareholder or his attorney authorizing in writing, or, if the shareholder is a body corporate, under its corporate seal or by an officer or attorney thereof duly authorized,
and ceases to be valid one year from its date.   Subject to the requirements of
The Business Corporations Act, a proxy may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient, and shall be deposited with the secretary of the meeting before any vote is passed under its authority, or at such earlier time and in such manner as the board may prescribe.

     12. SCRUTINEERS - At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

     13. VOTES TO GOVERN - Unless otherwise required by the articles of incorporation or by-laws of the Corporation or by-law, all questions proposed for the consideration of the shareholders


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at a meeting of shareholders shall be determined by the majority of the votes cast, and in case of an equality of votes the chairman presiding at the meeting has a second or casting vote.

     14. SHOW OF HANDS - At all meetings of shareholders every question shall be decided by a show of hands unless a poll thereon be required by the chairman or be demanded by any shareholder present in person or represented by proxy and entitled to vote. Upon a show of hands every shareholder present in person or represented by proxy and entitled to vote shall have one vote. After a show of hands has been taken upon any question the chairman may require or any shareholder present in person or represented by proxy and entitled to vote may demand a poll thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a poll thereon be so required or demanded a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be PRIMA FACIE evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the Corporation in annual or general meeting, as the case may be, upon the question. A demand for a poll may be withdrawn at any time prior to the taking of the poll.

     15. POLLS - If a poll be required by the chairman of the the meeting or be duly demanded by any shareholder and the demand be not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting shall direct.

     16. ADJOURNMENT - The chairman at a meeting of the shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

                                    DIRECTORS

     17. POWERS OF DIRECTORS - The affairs and business of the Corporation shall be managed or supervised by its board of directors. Until changed by special by-law or amendment to the articles of incorporation, the number of the
directors shall be               of whom a majority shall constitute a quorum
for the transaction of business at any meeting of the directors.
Notwithstanding vacancies the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

     18. QUALIFICATIONS - Each director shall be twenty-one or more years of age, and shall not be an undischarged bankrupt or a mentally incompetent person.

     19. ELECTION AND TERM - Directors shall be elected yearly to hold office until the next annual meeting of shareholders and until their successors are elected. The whole board shall be elected at each annual meeting, and all the directors then in office shall retire, but if qualified, are eligible for re-election, The election may be by a show of hands or by resolution of the shareholders unless a ballot be demanded by any shareholder.

     20. REMOVAL OF DIRECTORS - The shareholders may, by resolution passed by a majority of the votes cast at a general meeting of shareholders duly called for that purpose, remove any director before the expiration of his term of office and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.


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     21.  VACANCIES - As long as there is a quorum of directors in office, and a vacancy occurs on the board, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term. Where there is not a quorum of directors in office, the director or directors then in office shall forthwith call a general meeting of shareholders to fill the vacancies, and, in default or if there are no directors then in office, the meeting may be called by any shareholder.

     22. CALLING OF MEETINGS - Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors. Notice of every meeting so called shall be given to each director not less than forty-eight (48) hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, save that no notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting.

     23. REGULAR MEETINGS - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

     24. FIRST MEETING OF NEW BOARD - Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following the meeting of shareholders at which such board is elected, provided a quorum of directors is present.

     25. PLACE OF MEETING - Meetings of the board may be held at the head office of the Corporation or any other place within or outside of Ontario.

     26. VOTES TO GOVERN - At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

     27.  REMUNERATION OF DIRECTORS - Until the end of the         fiscal year,
the remuneration to be paid to the directors shall be the sum of            .
Any remuneration so payable to a director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity shall be in addition to his salary as such officer or to his professional fees as the case may be. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

     28. DISCLOSURE OF INTERESTS IN CONTRACTS - Every director of the Corporation who has, directly or indirectly any interest in any contract or transaction to which the Corporation is or is to be a party, other than a contract or transaction limited solely to his remuneration as a director, officer or employee, shall declare his interest in such contract or transaction at a meeting of the directors of the Corporation as required by section 134 of The Business Corporations Act, and shall at that time disclose the nature and extent of such interest including, as to any contract


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or transaction involving the purchase and sale of assets by or to the
Corporation or a subsidiary thereof, the cost of the assets to the purchaser and the cost thereof to the seller if acquired by the seller within five years before the date of the contract or transaction, to the extent to which such information is within his knowledge or control.

     29.  INDEMNITY OF DIRECTORS AND OFFICERS - Subject to subsection 2 of section 147 of The Business Corporations Act, every director and officer of the Corporation and his heirs, executors, administrators and other legal personal representatives, shall, from time to time be indemnified and saved harmless by the Corporation from and against,

     (a) any liability and all costs, charges and expenses that such director or officer sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and


     (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except such costs, charges or expenses as are occasioned by his own wilful neglect or default.

     30. LOANS TO SHAREHOLDERS - The directors of the Corporation may from time to time,

     (a) make loans to bona fide full-time employees of the Corporation whether or not they are shareholders or directors, with a view to enabling them to purchase or erect dwelling houses for their own occupation, and may take from such employees mortgages or other security for the repayment of such loans;

     (b) provide, in accordance with a scheme for the time being in force, money by way of loan for the purchase of or subscription for shares of the Corporation by trustees to be held by or for the benefit of bona fide employees of the Corporation, whether or not they are shareholders or directors; or

     (c) make loans to bona fide employees of the Corporation other than directors, whether or not they are shareholders, with a view to enabling them to purchase or subscribe for shares of the Corporation to be held by them by way of beneficial ownership.

                                    OFFICERS

     31. ELECTED OFFICER - At the first meeting of the board after each election of directors the board shall elect among its members a president. The prior incumbent, if a member of the board, shall continue to hold office until the election at such meeting and, in default of such election, shall continue to hold office after such meeting. In case the office of president becomes vacant at any time, such vacancy may be filled by the board from among its members.

     32. APPOINTED OFFICERS - At the first meeting of the board after each election of directors, the board shall appoint a secretary, and may appoint one or more vice-presidents, a general manager, a treasurer, and such other officers as the board may determine including one or more assistants to any of the officers so appointed. The officers so appointed may but need not be


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members of the board.  One person may hold more than one office, and if the same person holds both the office of secretary and the office of treasurer, he may but need not be known as the secretary-treasurer.

     33. TERM OF OFFICE AND REMUNERATION - In the absence of written agreement to the contrary the board may remove at its pleasure any officer of the Corporation. Each prior officer shall continue to hold office until the appointment of officers at such meeting and, in default of the appointment of officers at such meeting. The terms of employment and remuneration of the president and other officers elected or appointed by it shall be settled from time to time by the board.

     34. PRESIDENT - The president shall, when present, preside at all meetings of the shareholders and of the board and shall be charged with the general supervision of the business and affairs of the Corporation. Except when the board has appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office.

     35. VICE-PRESIDENT - During the absence or inability of the president his duties may be performed and his powers may be exercised by the vice-president, or if there are more than one, by the vice-presidents in order of seniority (as determined by the board) save that no vice-president shall preside at a meeting of the board or at a meeting of shareholders who is not qualified to attend the meeting as a director or a shareholder, as the case may be. If a vice-president exercises any such duty or power, the absence or inability of the president shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

     36. GENERAL MANAGER - The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration. If and so long as the general manager is a director he may but need not be known as the managing director.

     37. SECRETARY - The secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; he shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

     38. TREASURER - The treasurer shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board at the meetings thereof, or whenever required of him, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

     39. OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and


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duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

     40. VARIATION OF DUTIES - From time to time the board may vary, add to or limit the powers and duties of any officer or officers.

     41. AGENTS AND ATTORNEYS - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

     42. FIDELITY BONDS - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

                              BANKING ARRANGEMENTS

     43. BANKING ARRANGEMENTS - The banking business of the Corporation or any part thereof, shall be transacted with such bank, trust company or other firm or corporation carrying on a banking business as the board may designate, appoint or authorize from time to time by resolution and all such banking business or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided, including, but without restricting the generality of the foregoing, the operation of the Corporation's accounts; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing, or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for and orders relating to any property of the Corporation; the execution of any agreement relating to any banking business and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on the Corporation's behalf to facilitate such banking business.

     44. EXECUTION OF INSTRUMENTS - Deeds, transfers, assignments, contracts and obligations on behalf of the Corporation may be signed by the president or a vice-president or a director and by the secretary or the treasurer or an assistant secretary or an assistant treasurer or another director, and the corporate seal shall be affixed to such instruments as require the same.

     Notwithstanding any provision to the contrary contained in the by-laws of the Corporation, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations of the Corporation may or shall be signed.

                                     SHARES

     45. ALLOTMENT - The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, including any shares created by supplementary articles increasing or otherwise varying the capital of the Corporation, to such person or persons or class of persons as the board shall by resolution determine.


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     46.  PAYMENT OF COMMISSIONS - The Corporation may pay commissions or allow discounts to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares in the Corporation, or procuring or agreeing to procure subscriptions, whether absolute or conditional for such shares, but no such commission or discount shall exceed twenty-five per cent of the amount of the subscription price.

     47. SHARE CERTIFICATES - Share Certificates (or Stock Certificates) shall be in such form or forms as the Board may from time to time approve. Unless otherwise ordered by the Board, they shall be signed by the President and Secretary provided that certificates representing shares in respect of which a transfer agent has been appointed shall not be valid unless counter-signed by or on behalf of such transfer agent. If authorized by resolution of the Board, the signature of one of the signing officers or in case of share certificates representing shares in respect of which a transfer agent has been appointed, the signature of both signing officers, may be printed, engraved, lithographed or otherwise mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Company provided the share certificate is otherwise validly issued. Share certificates otherwise valid shall continue to be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery thereof.

     48. REPLACEMENT OF SHARE CERTIFICATES - The Board may by resolution prescribe, either generally or in any particular case, the terms and conditions upon which a new share certificate may be issued in lieu of and upon cancellation of a share certificate which has become mutilated or in substitution for a share certificate which has been lost, stolen, or destroyed, and in any such case the Board may require the applicant to provide such indemnification of the Company and its transfer agents and registrars as the Board may deem fit.

     49. TRANSFER AGENT AND REGISTRAR - The directors may from time to time by resolution appoint or remove a transfer agent and a registrar (who may, but need not be the same individual or company) and one or more branch transfer agents and registrars (who may, but need not be the same individual or company) for the shares of the Corporation and may provide for the transfer of shares in one or more places and may provide that shares will be interchangeably transferable or otherwise.

     50. CLOSING REGISTER - The board may by resolution fix in advance a date as a record date,

     (a) for the determination of the shareholders entitled to notice of meetings of the shareholders which record date for notice shall not be more than fifty days before the date of the meeting and not fewer than the minimum number of days for notice of the meeting and where no such record date for notice is fixed, the record date for notice shall be at the close of business on the day next preceding the day on which notice is given or sent; and

     (b) for the determination of the shareholders entitled to vote at meetings of the shareholders which record date for voting shall be not more than forty-eight hours excluding Saturdays and holidays, before the date of the meeting and where no such


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          record date for voting is fixed, the record date for voting shall be at the time of the taking of the vote.

     51. JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in respect thereof and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

                                    FINANCIAL

     52. FINANCIAL YEAR - The financial year of the Corporation shall end on the 31 day of December in each year.

     53. DIVIDENDS - The board may from time to time by resolution declare dividends and pay the same out of the funds of the Corporation available for that purpose. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared and mailed by ordinary mail postage prepaid, to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

     In the event of non-receipt of any cheque for dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount.

     54. PURCHASE OF BUSINESS AS OF PAST DATE - Where any business is bought by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take the profits and bear the losses of the business, such profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividend, be treated as a profit or loss arising from the business of the Corporation.

                                     NOTICES

     55. METHOD OF GIVING - Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the articles of incorporation or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his last address as shown on the records of the Corporation, or if mailed by prepaid post in a sealed envelope addressed to him at his last address shown on the records of the Corporation, or if telegraphed. The secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable.
A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; and a notice, communication or


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document so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a telegraphed notice shall be deemed to have been given when delivered to the appropriate communication company or agency or its representative for dispatch.

     56. COMPUTATION OF TIME - In computing the date when notice must be given under any provision of the articles of incorporation or by-laws requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

     57. OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, or auditor, or the non-receipt of any notice by any shareholder, director, officer, or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

     58. NOTICE TO JOINT SHAREHOLDERS - All notices with respect to any shares registered in more than one name may if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

     59. PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who by operation of law, transfer, death of a shareholder or by any other means whatsoever, shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which shall have been duly given to the persons from whom he derives his title to such share or shares, previously to his name and address being entered on the records of the Corporation (whether it be before or after the happening of the event upon which he became so entitled).

     60. WAIVER OF NOTICE - Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under any provision of the articles of incorporation or by-laws of the Corporation or The BUSINESS CORPORATIONS ACT, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice.

                                 INTERPRETATION

     61. In this by-law and all other by-laws of the Corporation words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include companies, corporations, partnerships and any number or aggregate of persons; "board" shall mean the board of directors of the Corporation; "articles of incorporation" shall include supplementary articles of incorporation; "The Business Corporations Act" shall mean The Business Corporations Act, as amended from time to time or any Act that may hereafter be substituted therefor.

     ENACTED this 9th day of April 1973.

     WITNESS the corporate seal of the Corporation.

                              /s/
                                 -------------------------------------------
                                                  President

                              /s/
                                 -------------------------------------------
                                   Secretary



                                   (Corporate Seal)


     The foregoing by-law is hereby passed by the directors of the Corporation pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the directors.

     Dated the 9th day of April 1973.


/s/                                     /s/
-----------------------------------     ------------------------------------
William Brown                           Cherith Churly

               /s/
               ------------------------------------
               Helen Toszegi



     The foregoing by-law is hereby confirmed by all the shareholders entitled to vote at a meeting of shareholders of the Corporation pursuant to The Business Corporations Act, as evidenced by their respective signatures hereto.

          Dated the 9th day of April 1973.


/s/                                     /s/
----------------------------------      ------------------------------------
William Brown                           Cherith Churly

               /s/
               --------------------------------------
               Helen Toszegi

                                BY-LAW NO. 2

A by-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by DIVERSIFIED MINES LIMITED (hereinafter referred to as
"the Company")

     BE IT ENACTED as a by-law of the Company as follows:

The directors of the Company may from time to time:

a)   borrow money on the credit of the Company;

b) issue, sell or pledge securities (including bonds, debentures, debenture stock or other like liabilities) of the Company.

c) charge, mortgage, hypothecate, or pledge all or any of the real or personal property of the Company, including book debts, and unpaid calls, rights, powers, franchises and undertaking to secure any such securities or any money borrowed, or other debt, or any other obligation or liability of the Company;

d) delegate to such one or more of the officers and directors of the Company as may be designated by the directors, all or any of the powers conferred by the foregoing clauses of this by-law to such extent and in such manner as the directors shall determine at the time of each deligation;

e) give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Company or any company controlled by it, and secure any such director or other person against loss by giving him by way of security a mortgage or charge upon the whole or any part of the real and personal property, undertaking and rights of the Company.

     ENACTED this 9th day of April, 1973.

-------------------------------    ---------------------------------
President                          Secretary


     The foregoing by-law is hereby enacted by the Board of Directors of the Company pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

     DATED this 9th day of April, 1973.

-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi

     The foregoing by-law is hereby confirmed by all the shareholders of the Company pursuant to The Business Corporations Act, as evidenced by their respective signatures hereto.

     DATED this 9th day of April, 1973.

-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi

                                  BY-LAW NO. 3

                A By-law authorizing the Directors of DIVERSIFIED
              MINES LIMITED to purchase shares in any other company

     BE IT ENACTED as a by-law of DIVERSIFIED MINES LIMITED (hereinafter referred to as the "Company") as follows:

     The directors of the Company may from time to time on behalf of the
Company:

1. Take, procure and otherwise acquire shares in and bonds, debentures, debenture stock and other securities of any other company or corporation, and hold the same and may use any of the funds, or the shares, bonds, debentures or other securities of the Company for such purpose or purposes.

2. Sell and otherwise dispose of any such shares, debentures, debenture stock and other securities for such consideration and upon such terms and conditions as they may see fit.

     ENACTED by the Directors and sealed with the Company's seal this 9th day of April, 1973.

------------------------------     ---------------------------------
President                          Secretary


     The foregoing by-law is hereby enacted by the Board of Directors of the Company pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

     DATED this 9th day of April, 1973.

-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi


     The foregoing by-law is hereby confirmed by all the shareholders of the Company pursuant to The Business Corporations Act, AS EVIDENCED by their respective signatures hereto.

     DATED this 9th day of April, 1973.

-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi

                                  BY-LAW NO. 4

              A by-law respecting the borrowing of money and issue
                   of securities by DlVERSIFIED MINES LIMITED

     BE IT ENACTED by the Directors of DIVERSIFIED MINES LIMITED as a by-law of the said Company as follows:

     The Directors of the Company may from time to time:

(a) Borrow money upon the credit of the Company in such amounts and upon such terms as may be deemed necessary;

(b) Issue bonds, debentures, debenture stock or other securities of the Company for its lawful purposes, for such amounts and upon such terms as may be deemed expedient and pledge or sell the same for such sums and at such prices as the Directors shall determine;

(c) Hypothecate, mortgage, charge or pledge all or any of the real and personal, moveable or immovable, property, undertaking and rights of the Company, present or future, to secure any such bonds, debentures, debenture stock or other securities or any money borrowed or any other liability of the Company;

(d) Delegate to such one or more of the officers and directors of the Company as may be designated by the Directors all or any of the powers conferred by the foregoing clauses of this by-law to such extent and in such manner as the Directors shall determine at the time of each such delegation;

(e) Give indemnities to any Director or other person who has undertaken or is about to undertake any liability on behalf of the Company, and to secure such Director or other person against loss by giving him a mortgage or charge upon the whole or any part of the real or personal property of the Company.

     ENACTED by the Directors and sealed with the Company's seal this 9th day of April, 1973.

------------------------------     ---------------------------------
President                          Secretary

     The foregoing by-law is hereby enacted by the Board of Directors of the Company pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

DATED this 9th day of April, 1973.


-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi

     The foregoing by-law is hereby confirmed by all the shareholders of the Company pursuant to The Business Corporations Act, as evidenced by their respective signatures hereto.

     DATED this 9th day of April, 1973.


-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi

                                 BY-LAW NUMBER 5

    A By-law respecting the borrowing of money and the issue of securities by
                            DIVERSIFIED MINES LIMITED

     Be it enacted by the Directors of DIVERSIFIED MINES LIMITED as a Special By-law of the said Corporation as follows:

The Directors of the Corporation may from time to time:

(a)  borrow money upon the credit of the Corporation;

(b) issue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

(c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any such debt obligations or any money borrowed, or other debt or liability of the Corporation;

(d) delegate to such one or more of the officers and Directors of the Corporation as may be designated by the Directors all or any of the powers conferred by the foregoing clauses of this by-law to such extent and in such manner as the Directors shall determine at the time of each such delegation.

PASSED by the Directors and sealed with the Corporation's seal this 9th day of April, 1973.

                              DIVERSIFIED MINES LIMITED

     [SEAL]                   --------------------------------------
                              PRESIDENT

                              --------------------------------------
                              SECRETARY

     The foregoing by-law is hereby enacted by the Board of Directors of the Company pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

     DATED this 9th day of April, 1973.


-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi

     The foregoing by-law is hereby confirmed by all the shareholders of the Company pursuant to The Business Corporations Act, as evidenced by their respective signatures hereto.

     DATED this 9th day of April, 1973.


-------------------------------    ---------------------------------
William Brown                      Cherith Churly


-------------------------------
Helen Toszegi

                                  BY-LAW NO. 6

                 A by-law respecting the borrowing of money, the
              issuing of securities and the securing of liabilities
                          by: DIVERSIFIED MINES LIMITED

                   (hereinafter referred to as the "Company")

     BE IT ENACTED as a by-law of the Company as follows:

The directors of the Company may from time to time:

(a)  Borrow money upon the credit of the Company;

(b)  Limit or increase the amount to be borrowed;

(c) Issue bonds, debentures, debenture stock or other securities of the Company in such amounts and upon such terms and pledge or sell the same for such sums and at such prices as the directors may deem expedient;

(d) Secure any such bonds, debentures, debenture stock or other securities or any other present or future borrowing or liability of the Company, by mortgage, hypothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, movable and immovable, property of the Company, and the undertaking and rights of the Company;

(e) Delegate to such one or more of the officers and directors of the Company as may be designated by the directors, all or any of the powers conferred by the foregoing clauses of this by-law to such extent and in such manner as the directors shall determine at the time of each such delegation;

(f) Give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Company and secure any such director or other person against loss by giving him by way of security a mortgage or charge upon all of the currently owned or subsequently acquired real and personal, movable or immovable, property, undertaking and rights of the Company.

(g) The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

     ENACTED and PASSED by the directors this 23rd day of February, 1981.

-----------------------------------    ------------------------------------
President                              Secretary


                                   CERTIFICATE

     The undersigned officer of the within named Company hereby certifies that the By-law here above mentioned is a true and complete copy of By-Law No. 6 of the Company which was

     (a) passed by the directors of the Company at a meeting duly called and regularly held on the 23rd day of February 1981; and

     (b) confirmed at a general, meeting of the shareholders of the said Company duly called for that purpose and regularly held by at least two-thirds of the votes cast at such meeting or such greater proportion of the votes cast at such meeting.

     DATED the 23rd day of February 1981.


(Corporate Seal)                       ------------------------------------
                                       Secretary

                                  BY-LAW No. 7

              RESPECTING THE BORROWING OF MONEY BY THE COMPANY

     WHEREAS it is necessary for the purposes of the Company to borrow money on the credit of the Company from time to time from VICTORIA AND GREY TRUST COMPANY;

NOW THEREFORE BE IT ENACTED by the Directors of Tex-U.S. Oil & Gas Inc., as a by-law thereof that:

     1. The directors of the Company be and they are hereby authorized to borrow money from time to time from VICTORIA AND GREY TRUST COMPANY (herein called the "Lender") upon the credit of the Company in such amounts as they deem proper and by way of overdraft or otherwise.

     2. Any promissory notes or other negotiable paper (including renewals thereof in whole or in part) signed on behalf of the Company by the officer or officers of the Company authorized from time to time to sign negotiable instruments on its behalf and delivered to the Lender for the money so borrowed and interest thereon as may be agreed upon shall be binding upon the Company.

     3. The directors may from time to time, if they see fit to do so, grant security by way of mortgage, charge, hypothecation, pledge, security agreement, assignment or otherwise covering the undertaking and/or all or any of the property and assets of the Company as security for all or any money borrowed by the Company from the Lender or any other liability of the Company to the Lender, and any such mortgage, charge, hypothecation, pledge, security agreement, assignment or other security shall be valid and binding upon the Company if signed by any of the officers authorized to sign negotiable instruments on the Company's behalf

     4. All contracts, deeds, grants, assurances and documents reasonably required by the Lender for all or any of the purposes aforesaid shall be executed and carried into effect by the proper officers of the Company, and when necessary the corporate seal of the Company shall be affixed thereto.

     5. This by-law when sanctioned by the shareholders shall be irrevocable until a by-law repealing the same shall have been confirmed or sanctioned by the shareholders and a copy thereof duly certified under the corporate seal of the Company shall have been delivered to the Lender, and until such time all the powers and authorities hereby conferred shall continue in force.

     ENACTED the 26th day of August, 1983.

-----------------------------------    ------------------------------------

     The foregoing by-law is hereby enacted by the Board of Directors of the Company pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

-----------------------------------    ------------------------------------

-----------------------------------    ------------------------------------

     The foregoing by-law is hereby confirmed by all the shareholders of the Company pursuant to The Business Corporations Act, as evidenced by their respective signatures hereto.

     DATED this 26th day of August, 1983.

-----------------------------------    ------------------------------------

-----------------------------------    ------------------------------------

                                                                 FORM 208 (3-34)

To be used in cases of corporations incorporated under the Canada Business Corporations Act, the Corporations Acts of Manitoba and Ontario and the Business Corporations Acts of Saskatchewan and New Brunswick and the Business Corporations Act 1982 of Ontario.

          BY-LAW TO AUTHORIZE THE DIRECTORS TO BORROW AND GIVE SECURITY

                               OREX RESOURCES LTD.
                        ----------------------------------
                              (Name of Corporation)

Registered Office:  Suite 1003, 34 King Street East, Toronto, Ontario, M5C 1E5

(Name of Act)  INCORPORATED UNDER:  the Business Corporations Act, 1982

                                                                    BY-LAW No. 3
RESOLVED THAT THE FOLLOWING BE ENACTED AS A BY-LAW OF THE CORPORATION AS
FOLLOWS:

The Directors of the Corporation are hereby authorized from time to time

     (a) to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

     (b)  to issue or reissue debt obligations of the Corporation;

     (c) to pledge or sell such debt obligations for such sums and at such prices as may be deemed expedient;

     (d) to mortgage, charge, hypothecate, pledge or otherwise create a security interest in all or any property, real and personal, immoveable and moveable, undertaking and rights of the Corporation, owned or subsequently acquired, to secure any debt obligations of the Corporation present or future or any money borrowed or to be borrowed or any other debt or liability of the Corporation present or future;

     (e) to give a guarantee on behalf of the Corporation to secure the performance of an obligation, of any person present or future;

     (f) to delegate to such officer(s), Director(s) or committee of Directors of the Corporation as the Directors may designate all or any of the foregoing powers to such extent and such manner as the Directors may determine.

     This By-law shall remain in force and be binding upon the Corporation as regards any party acting on the faith thereof until a Copy, certified by the Secretary of the Corporation, of a By-law repealing or replacing this By-law shall have been received by such party and duly acknowledged in writing.

     ENACTED this 14th day of May, 1987.

     AS WITNESS the corporate seal of the Corporation.

                                       ------------------------------------
                                       Harry J. Hodge, President

(Corporate seal)


                                       ------------------------------------
                                       June Hodge, Secretary


                                CERTIFICATE
                   (This must be completed in all cases)

     It is hereby certified by the undersigned that the foregoing By-law was duly passed by the Directors of the above-mentioned Corporation and duly sanctioned and confirmed by the shareholders of the Corporation, in accordance with the Articles or Charter and By-laws or in any unanimous shareholders' agreement made by the shareholders of the corporation and all other laws governing the Corporation and that the said By-law is in full force and effect.

     AS WITNESS the corporate seal of the Corporation this 14th day of May, 1987.


                                       ------------------------------------
(Corporate Seal)                             June Hodge (Secretary)

                           ONTARIO CORPORATIONS

                      --------------------------------

                 SPECIAL BY-LAW TO AUTHORIZE THE DIRECTORS
                        TO BORROW AND GIVE SECURITY


                               OREX RESOURCES LTD.
                      --------------------------------
                              (Name of Corporation)

Head Office:   34 King Street East, Suite 1003, Toronto, Ontario, M5C 1E5

INCORPORATED UNDER the Business Corporations Act, 1982


                              SPECIAL BY-LAW NO. 3

BE IT ENACTED AS A SPECIAL BY-LAW OF THE CORPORATION AS FOLLOWS:

The Directors of the Corporation are hereby authorized from time to time

     (a) to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

     (b)  to issue debt obligations of the Corporation;

     (c) to pledge or sell such debt obligations for such sums and at such prices as may be deemed expedient;

     (d) to mortgage, hypothecate, charge or pledge, or give security in any manner whatever upon, all or any currently owned or subsequently acquired property, real and personal, immovable and movable, undertaking book debts, powers, franchises and rights of the Corporation, to secure any debt obligations of the Corporation, present or future, or any money borrowed or to be borrowed or any other debt or liability of the Corporation, present or future;

     (e) to delegate to such officer(s) or Director(s) of the Corporation as the Directors may designate all or any of the foregoing powers to such extent and in such manner as the Directors may determine.

     This Special By-law shall remain in force and be binding upon the Corporation as regards any party acting on the faith thereof, until a copy, certified by the Secretary of the Corporation under the Corporation's seal of a Special By-law repealing or replacing this Special By-law shall have been received by such party and duly acknowledged in writing.

          ENACTED this day of 14th day of May, 1987.

          AS WITNESS the corporate seal of the Corporation.

                                       ------------------------------------
                                       Harry J. Hodge, President

                                       ------------------------------------
                                       June Hodge, Secretary

                                   CERTIFICATE
                      (THIS MUST BE COMPLETED IN ALL CASES)

     It is hereby certified by the undersigned that the foregoing Special By-law was duly passed by the Directors of the above-named Corporation and was duly sanctioned and/or confirmed by the Shareholders/members of the Corporation in accordance with the Articles or Charter and By-laws or in any unanimous shareholder's agreement made by the shareholders of the Corporation and all other laws governing the Corporation and was executed in the manner above indicated and that the said Special By-law is now in full force and effect.

          AS WITNESS the corporate seal of the Corporation this 14th day of May, 1987.

                                       ------------------------------------
                                       June Hodge, Secretary

          (CORPORATE SEAL}


To be used only in cases of corporations incorporated under the Canada Business Corporations Act, The Corporations Acts of Manitoba and Ontario and The Business Corporations Act of Saskatchewan, The Business Corporations Act of Alberta or The Business Corporations Act, 1982 of Ontario.

In cases of corporations incorporated by Special Act of Canada or any such province, if Form 200 has required amendment, this form also may need to be amended.

                                CORPORATIONS

             RESOLUTION OF DIRECTORS REGARDING BANKING AND SECURITY

OREX RESOURCES LTD. thereinafter called the "Corporation")
(Name of Corporation)

Head Office:  34 King Street East, Suite 1003, Toronto, Ontario, M5C 1E5

INCORPORATED UNDER the Business Corporations Act, 1982

RESOLVED:

     1. THAT THE ROYAL BANK OF CANADA (hereinafter called the "Bank") be and is hereby appointed the Banker of the Corporation.

     2. THAT any one of the directors together with Harry Schlesinger or George Dugay or any one of them or any one of the persons mentioned in Clause 3 hereof or any one of any persons from time to time designated in writing by the President, Vice-President, Secretary, Treasurer or

Secretary-Treasurer, be and is hereby authorized on behalf of the Corporation from time to time

          (a) to deposit with or negotiate or transfer to the Bank (but only for credit of the Corporation) all or any cheques, promissory notes, bills of exchange, orders for the payment of money and other paper negotiable or otherwise, interest or dividend coupons and warrants, securities maturing or called for redemption, and the proceeds of any of them, and for such purpose to make, draw, endorse, sign, execute and deliver all or any of the foregoing or deliver all or any thereof to the Bank endorsed with the name of the Corporation impressed thereon by rubber stamp or otherwise; and

          (b) to receive all paid cheques and vouchers and sign and deliver to the Bank the Bank's form of settlement of balances and release, and to arrange, settle, balance and certify all books and accounts between the Corporation and the Bank, and to receive all securities attached to drafts drawn on the Corporation to be delivered upon payment of the drafts and all commercial and other paper, and to sign and deliver to the Bank receipts for all or any of the foregoing.

     3. THAT any one of the directors together with Harry Schlesinger or George Dugay be and are hereby authorized on behalf of the Corporation from time to time

          (a) to make, draw, accept, endorse, sign and execute, under the corporate seal or otherwise, cheques, promissory notes, bills of exchange, orders for the payment of money and other instruments whether negotiable or not, contracts for letters of credit and forward exchange, and agreements obligating the Corporation to the Bank in respect of obligations or liabilities incurred or to be incurred by the Bank for the account or and the benefit of the Corporation.

          (b) to borrow money from the Bank upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

          (c) to mortgage, hypothecate, charge or pledge, create a security interest in or give security under The Bank Act or otherwise upon, all or any of the property, real and personal, immoveable and moveable, undertaking and rights of the Corporation, present and future to secure all or any money borrowed or to be borrowed from the Bank, or obligations or liabilities of the Corporation, present or future, to the Bank, the nature and form of any such security and the rights, powers and authorities exercisable by the Bank or any person or persons thereunder or in respect thereof to be satisfactory to the Bank;